Exhibit 99.1

FERRELLGAS, L.P. ANNOUNCES PRICING OF Senior Notes Offering

OVERLAND PARK, KS March 16, 2021 /GLOBE NEWSWIRE/ – Ferrellgas, L.P. (the “Company”) and its wholly-owned subsidiary Ferrellgas Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”) announced today that the Company’s wholly-owned direct subsidiary, Ferrellgas Escrow, LLC (the “Escrow LLC Issuer”), and Finance Corp.’s wholly-owned direct subsidiary, FG Operating Finance Escrow Corp. (the “Escrow Corp. Issuer”) priced an offering of $650 million in aggregate principal amount of 5.375% senior notes due 2026 (the “2026 Notes”) and $825 million in aggregate principal amount of 5.875% senior notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”), in each case, at an offering price equal to 100% of the principal thereof. The offering of the Notes is expected to close on or about March 30, 2021, subject to customary closing conditions.

The offering of the Notes is part of a series of refinancing transactions being undertaken by the Company in connection with the restructuring of Ferrellgas Partners, L.P., the Company’s parent, and Ferrellgas Partners Finance Corp., to be effected through a plan of reorganization under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) substantially on the terms of the Second Amended Prepackaged Joint Chapter 11 Plan of Reorganization of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. (the “Plan”) approved by the Bankruptcy Court on March 5, 2021.

If the Notes are issued prior to satisfaction of certain escrow release conditions, which includes the occurrence of the effective date of the Plan (the “Effective Date”), an amount equal to the gross proceeds of the offering for each series of Notes and an amount sufficient to pay all of the interest that would accrue on the Notes through April 1, 2021 will be deposited into an escrow account for the Notes (the “Escrow Account”). The funds in the Escrow Account will be pledged as security for the benefit of the holders of the Notes. If the Effective Date occurs at the consummation of this offering of Notes, the escrow procedures will be foregone and the Notes will instead be initially issued by the Issuers. On the Effective Date, the Escrow LLC Issuer will merge with and into the Company and the Escrow Corp. Issuer will merge with and into Finance Corp. and the Issuers will assume their obligations under the Notes.

From and after the Effective Date, the Notes will be senior obligations of the Issuers and will be guaranteed on a senior unsecured basis by Ferrellgas, Inc., certain future general partners of the Company and each existing and future subsidiary of the Company, subject to certain exceptions. On the Effective Date, the Issuers intend to use the net proceeds received from the offering of the Notes, together with cash on hand and the proceeds from the sale of new senior preferred units of the Company, to redeem all of the Issuers’ existing notes, and to pay related fees, premiums and accrued and unpaid interest on such notes.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or any other securities, nor shall there be any offer or sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale is unlawful. This press release does not constitute a notice of redemption under the indentures governing the Issuers’ existing notes.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico.

Forward Looking Statements

Statements included in this press release may constitute forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. These statements often use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. These statements often discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future and are based upon the beliefs and assumptions of our management and on the information currently available to them. There can be no assurances that the offering, issuance and sale of the Notes will be completed.

Ferrellgas continues to experience financial, business, operational and reputational risks that could materially affect our present expectations and projections. In addition, the effectiveness of the Plan is conditioned on certain requirements such as the Company completing its refinancing. There is no assurance that the Plan will become effective or that the refinancing transactions will be consummated, and the outcome of our debt reduction strategy continues to remain uncertain. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Ferrellgas Entities’ Annual Report on Form 10-K for the year ended July 31, 2020 and in subsequent reports filed under the Securities Exchange Act of 1934, as amended.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

InvestorRelations@ferrellgas.com